EXHIBIT 10.47
                                                                   -------------

                               SECURITY AGREEMENT

                                                    Nestor Traffic Systems, Inc.

To:   Laurus Master Fund, Ltd.
      c/o M&C  Corporate Services, Ltd.
      P.O. Box 309 G.T
      Ugland  House
      South Church Street
      Grand Cayman, Cayman Islands

Gentlemen:

          1. To secure the payment of all Obligations (as hereafter defined), we hereby grant to you a continuing security interest in all of the following property now owned or at any time hereafter acquired by us, or in which we now have or at any time in the future may acquire any right, title or interest (the "Collateral"): all of the undersigned's right, title and interest in and to the contracts set forth on Schedule A attached hereto and made a part hereof, all books, records and other property at any time evidencing or relating to the foregoing, all monies due and to become due under the foregoing contracts, all of our rights in, to and under all purchase orders or receipts for services relating thereto and , all proceeds and products thereof (including, without limitation, proceeds of insurance) and all additions, accessions and substitutions thereto or therefor. Capitalized terms used but not defined herein shall have the meanings given them in the Purchase Agreement (defined below.)

          2. The term "Obligations" as used herein shall mean and include all debts, liabilities and obligations owing by Nestor, Inc. ("NESTOR") or any of its subsidiaries to Laurus Master Fund, Ltd., arising out of or in connection with: that certain Guaranty dated as of the date hereof made by us in favor of you (as amended, modified and supplemented from time to time, the "Guaranty");
(ii) the Securities Purchase Agreement dated as of the date hereof between NESTOR, Inc. and you (as the same may be amended, modified and supplemented from time to time, the "Purchase Agreement") the Related Agreements referred to in the Purchase Agreement, and, (iii) that certain Convertible Note dated as of the date hereof made by NESTOR in favor of you in the original principal amount of $6,000,000, as amended, modified and supplemented from time to time or otherwise (as each may amended, modified and supplemented from time to time, the "Documents") and in connection with any documents, instruments or agreements relating to or executed in connection with the Documents or any documents, instruments or agreements referred to therein or otherwise, and in connection with any other indebtedness, obligations or liabilities of each of NESTOR or any of its subsidiaries to Laurus, whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent, due or not due and whether under, pursuant to or evidenced by a note, agreement, guaranty, instrument or otherwise, including, without limitation, obligations and liabilities of of NESTOR or any of its subsidiaries for post-petition interest, fees, costs and charges that accrue after the commencement of any case by or against such of NESTOR or any of its subsidiaries under any bankruptcy, insolvency, reorganization or like proceeding (collectively, the "Debtor Relief Laws") in each case, irrespective of any collateral therefor or of the existence or extent of such collateral, and irrespective of the allowability, allowance or disallowance of any or all of the Obligations in any case commenced by or against any of NESTOR or any of its subsidiaries under any Debtor Relief Laws.

          3. We hereby represent, warrant and covenant to you that: (a) we are a company validly existing, in good standing and formed under the laws of the State of Delaware and we will provide you thirty days prior written notice of any change in our state of formation; (b) our legal name is " Nestor Traffic Systems, Inc. ", as set forth in our Certificate of Incorporation as amended through the date hereof; (c) we are the lawful owner of the Collateral and have the sole right to grant a security interest therein and will defend the Collateral against all claims and demands of all persons and entities; (d) we will keep the Collateral free and clear of all attachments, levies, taxes,
liens,   security   interests  and   encumbrances   of  every  kind  and  nature
("Encumbrances") except to the extent said Encumbrance does not secure indebtedness in excess of $100,000 and such Encumbrance is removed or otherwise released within 10 days of the creation thereof; (e) we will at our own cost and expense keep the Collateral in good state of repair and will not waste or destroy the same or any part thereof; (f) we will not without your prior written consent, sell, exchange, lease or otherwise dispose of the Collateral (except for sales or inventory in the ordinary course of business) or any of our rights therein; (g) we will insure the Collateral in your name against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as you shall specify in amounts and under policies by insurers acceptable to you and all premiums thereon shall be paid by us and the policies delivered to you. If we fail to do so, you may procure such insurance and the cost thereof shall constitute Obligations; (h) we will at all times allow you or your representatives free access to and the right of inspection of the Collateral;
(i) we hereby indemnify and save you harmless from all loss, costs, damage, liability and/or expense, including reasonable attorneys' fees, that you may sustain or incur to enforce payment, performance or fulfillment of any of the Obligations and/or in the enforcement of this Agreement or the Guaranty or in the prosecution or defense of any action or proceeding either against you or us concerning any matter growing out of or in connection with this Agreement, the Guaranty and/or any of the Obligations and/or any of the Collateral; (j) with respect to all accounts arising out of Assigned Contracts (as defined in the Purchase Agreement), the United States of America, or any state, or any department, agency or instrumentality of any of them (each, a "Government
Contract"), we will so notify you in writing and comply with any governmental notice or approval requirements, including, without limitation, compliance with the Federal Assignment of Claims Act, (k) each account shall conform to the following criteria: (i) . services shall not have been rejected or disputed by the account debtor and there shall not have been asserted any offset, defense or counterclaim (other than any such rejections, disputes, offsets, defenses or counterclaims which in the aggregate do not at any time exceed $100,000 (ii) the proceeds of such account shall be remitted by the applicable account debtor to and be on deposit in the Pledged Account (as hereafter defined) within forty
(40) days from invoice date, and (iii) such Account is a good and valid account representing an undisputed bona fide indebtedness incurred by the account debtor liable therefor, upon the stated terms work, labor and/or services rendered by us; (l) we shall have no access to any funds on deposit in any Pledged Account (as hereafter defined), except to the extent expressly set forth in the Control Agreement (as hereafter defined) and we shall comply with the terms and provisions of the Pledge Agreement and the Control Agreement; and (m) we shall be the direct beneficiary of all funds made available by you to NESTOR under the Note and acknowledge receipt of the proceeds thereof. For purposes hereof, the following terms shall have the following meanings: (1)"Control Agreement" shall mean the Deposit Account Control Agreement dated as of the date hereof among us, you and North Fork Bank (the "Lockbox Bank"), as amended, modified and supplemented from time to time, (2) "Pledged Accounts" shall have the meaning set forth on Schedule A to the Control Agreement.

          4. Following the occurrence and during the continuance of an Event of Default, you shall have the right to instruct all of our account debtors to remit payments on all accounts in accordance with your express written instructions: provided, however, the account debtor liable under the Government Contract shall be instructed on or prior to the date hereof to remit payments on all accounts arising under the Government Contract to deposit account number 270-405-4788 in our name at North Fork Bank. With respect to accounts arising from the Government Contract, we shall execute all such documentation as you shall require so as to comply with the Federal Assignment of Claims Act and to instruct the governmental agency party to the Government Contract to remit all accounts arising thereunder to the Pledged Account or such other address and/or deposit account as you shall direct in writing. If, despite such instructions, we shall receive any payments with respect to accounts, we shall receive such payments in trust for your benefit, shall segregate such payments from our other funds and shall deliver or cause to be delivered to you, in the same form as so received with all necessary endorsements, all such payments as soon as practicable, but in no event later than two (2) business days after our receipt thereof. You shall have full power and authority to collect each account, through legal action or otherwise, and may settle, compromise, or assign (in whole or in part) the claim for any account, or otherwise exercise any other right now existing or hereafter arising with respect to any account if such action will facilitate collection.


          5. On or prior to the Closing Date (or such later date as may be agreed by you in writing), we, the undersigned will, (x) irrevocably direct all of the present and future Account Debtors (as defined below) and other persons or entities obligated to make payments constituting Collateral to make such payments directly to the lockboxes maintained by Nestor Traffic Systems, Inc., ("NTSI") (the "Lockboxes") with North Fork Bank (the "Lockbox Bank") (each such direction pursuant to this clause (x), a "Direction Notice") and (y) provide you with copies of each Direction Notice, each of which shall be agreed to and acknowledged by the respective Account Debtor. The Lockbox Bank shall agree to deposit the proceeds of such payments immediately upon receipt thereof in that certain deposit account maintained at the Lockbox Bank and evidenced by the account name of Nestor Traffic System, Inc. and the account number of 270-405-4788, or such other deposit account accepted by you in writing (the "Lockbox Deposit Account"). On or prior to the Closing Date, NTSI, , shall and shall cause the Lockbox Bank to enter into all such documentation acceptable to you pursuant to which, among other things, the Lockbox Bank agrees to, following notification by you (which notification you shall only give following the occurrence and during the continuance of an Event of Default), comply only with the instructions or other directions of you concerning the Lockbox and the Lockbox Deposit Account. All of NTSI 's invoices, account statements and other written or oral communications directing, instructing, demanding or requesting payment of any Account (as hereinafter defined) constituting Collateral or any other amount constituting Collateral shall conspicuously direct that all payments be made to the Lockbox or such other address as you may direct in writing. If, notwithstanding the instructions to Account Debtors, any of the undersigned receives any payments, such entity shall immediately remit such payments to the Lockbox Deposit Account in their original form with all necessary endorsements; until so remitted, such entity shall hold all such payments in trust for and as the property of you and shall not commingle such payments with any of its other funds or property. For the purpose of this Security Agreement, (x) "Accounts" shall mean all "accounts", as such term is defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof, now owned or hereafter acquired by NTSI and (y) "Account Debtor" shall mean any person or entity who is or may be obligated with respect to, or on account of any Assigned Contract.

          6. We shall be in default under this Agreement upon the happening of any of the following events or conditions, each such event or condition an "Event of Default" (a) we shall fail to pay when due or punctually perform any of the Obligations; (b) any covenant, warranty, representation or statement made or furnished to you by us or on our behalf was false in any material respect when made or furnished; (c) the loss, theft, substantial damage, destruction, sale or encumbrance to or of any of the Collateral or the making of any levy, seizure or attachment thereof or thereon except to the extent said levy, seizure or attachment does not secure indebtedness in excess of $100,000 and such levy, seizure or attachment has not been removed or otherwise released within 10 days of the creation or the assertion thereof; (d) we shall become insolvent, cease operations, dissolve, terminate our business existence, make an assignment for the benefit of creditors, suffer the appointment of a receiver, trustee, liquidator or custodian of all or any part of our property; (e) any proceedings under any bankruptcy or insolvency law shall be commenced by or against us and if commenced against us shall not be dismissed within 30 days; (f) we shall repudiate, purport to revoke or fail to perform any of our obligations under the Guaranty; (g) an Event of Default shall have occurred under and as defined in the Purchase Agreement or the Related Agreements; or (h) an Event of Default shall have occurred under and as defined in the Pledge Agreement or (i) Laurus shall have an effective, valid, binding security interest in the proceeds of less than seventy five percent (75.0%), of the Assigned Contracts, except as contemplated by the Purchase Agreement, provided, however, that failure to meet the aforementioned seventy-five percent (75%) threshold shall not be deemed an Event of Default to the extent that NTSI shall validly pledge, assign and substitute for the Assigned Contracts in the proceeds of which Laurus shall not have an effective, valid, binding enforceable security interest, contracts substantially similar in type and tenor for which consent to assignment of proceeds has been obtained and delivered to Purchaser, if such substitution contracts are otherwise acceptable to Laurus in the exercise of its reasonable discretion.

          7. Upon the occurrence of any Event of Default and at any time thereafter, you may declare all Obligations immediately due and payable and you shall have the remedies of a secured party provided in the Uniform Commercial Code as in effect in the State of New York, this Agreement and other applicable law. Upon the occurrence of any Event of Default and at any time thereafter, you will have the right to take possession of the Collateral and to maintain such possession on our premises or to remove the Collateral or any part thereof to such other premises as you may desire. Upon your request, we shall assemble the Collateral and make it available to you at a place designated by you. If any notification of intended disposition of any Collateral is required by law, such notification, if mailed, shall be deemed properly and reasonably given if mailed at least ten days before such disposition, postage prepaid, addressed to us either at our address shown herein or at any address appearing on your records for us. Any proceeds of any disposition of any of the Collateral shall be applied by you to the payment of all expenses in connection with the sale of the Collateral, including reasonable attorneys' fees and other legal expenses and disbursements and the reasonable expense of retaking, holding, preparing for sale, selling, and the like, and any balance of such proceeds may be applied by you toward the payment of the Obligations in such order of application as you may elect, and we shall be liable for any deficiency.

          8. If we default in the performance or fulfillment of any of the terms, conditions, promises, covenants, provisions or warranties on our part to be performed or fulfilled under or pursuant to this Agreement, you may, at your option without waiving your right to enforce this Agreement according to its terms, immediately or at any time thereafter and without notice to us, perform or fulfill the same or cause the performance or fulfillment of the same for our account and at our sole cost and expense, and the cost and expense thereof (including reasonable attorneys' fees) shall be added to the Obligations and shall be payable on demand with interest thereon at the highest rate permitted by law or, at your option, debited by you from the Pledged Account.

          9. We appoint you, any of your officers, employees or any other person or entity whom you may designate as our attorney, with power to execute such documents in our behalf and to supply any omitted information and correct patent errors in any documents executed by us or on our behalf; to file financing statements against us covering the Collateral; to sign our name on public records; and to do all other things you deem necessary to carry out this Agreement. We hereby ratify and approve all acts of the attorney and neither you nor the attorney will be liable for any acts of commission or omission, nor for any error of judgment or mistake of fact or law. This power being coupled with an interest, is irrevocable so long as any Obligations remains unpaid.

          10. No delay or failure on your part in exercising any right, privilege or option hereunder shall operate as a waiver of such or of any other right, privilege, remedy or option, and no waiver whatever shall be valid unless in writing, signed by you and then only to the extent therein set forth, and no waiver by you of any default shall operate as a waiver of any other default or of the same default on a future occasion. Your books and records containing entries with respect to the Obligations shall be admissible in evidence in any action or proceeding, shall be binding upon us for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof. You shall have the right to enforce any one or more of the remedies available to you, successively, alternately or concurrently. We agree to join with you in executing financing statements or other instruments to the extent required by the Uniform Commercial Code in form satisfactory to you and in executing such other documents or instruments as may be required or deemed necessary by you for purposes of affecting or continuing your security interest in the Collateral.

          11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York and cannot be terminated orally. All of the rights, remedies, options, privileges and elections given to you hereunder shall enure to the benefit of your successors and assigns. The term "you" as herein used shall include your company, any parent of your company, any of your subsidiaries and any co-subsidiaries of your parent, whether now existing or hereafter created or acquired, and all of the terms, conditions, promises, covenants, provisions and warranties of this Agreement shall enure to the benefit of and shall bind the representatives, successors and assigns of each of us and them. You and we hereby (a) waive any and all right to trial by jury in litigation relating to this Agreement and the transactions contemplated hereby and we agree not to assert any counterclaim in such litigation, (b) submit to the nonexclusive jurisdiction of any New York State court sitting in the borough of Manhattan, the city of New York and (c) waive any objection you or we may have as to the bringing or maintaining of such action with any such court.

          12. All notices from you to us shall be sufficiently given if mailed or delivered to us at our address set forth below.

                  [Remainder of page intentionally left blank]

                                    Very truly yours,

                                    NESTOR TRAFFIC SYSTEMS, INC.




                                    By:   /s/ Nigel P. Hebborn
                                         ---------------------------------------
                                    Name:   Nigel P. Hebborn
                                    Title:  President and CEO



                                    Solely with respect to Section 5 hereof,


                                    NESTOR, INC.




                                    By:  /s/ Nigel P. Hebborn
                                      ------------------------------------------
                                    Name:   Nigel P. Hebborn
                                    Title:  Executive Vice President





ACKNOWLEDGED:

LAURUS MASTER FUND, LTD.


By:  /s/ David Grin
   ---------------------------------
Name:   David Grin
Title:  Partner

                                   SCHEDULE A
                                       to
                the Security Agreement dated as of May 16, 2005
          by and among Nestor Traffic Systems, Inc. , Nestor, Inc. and
                            Laurus Master Fund, Ltd.

                               ASSIGNED CONTRACTS

            Locale                                  Agreement
            ------                                  ---------


1.   Alpharetta, GA           Traffic Signal Violation  Video-Enforcement System
                              &  Lease  Agreement   between  NTSI  and  City  of
                              Alpharetta, GA dated __ November 2004

2.   Baltimore, MD            Definitive Subcontract Agreement between ACS State
                              Solutions,  Inc.  ("ACS")  and NTSI dated 13 April
                              2004


3.   Cerritos, CA             Automated Traffic Signal  Enforcement and Citation
                              Processing  Pilot Program for the City of Cerritos
                              between  City of  Cerritos,  CA and NTSI  dated 11
                              July  2002,  amended by  Addendum 1 (11  September
                              2003)

4.   Costa Mesa, CA           Traffic Signal Violation  Video-Monitoring  System
                              Services  Agreement between NTSI and City of Costa
                              Mesa, CA dated 15 July 2002, amended by Addendum 1
                              (30 April 2003) and Addendum 2 (31 July 2003)

5.   Chatham County, GA       Traffic Signal Violation  Video-Enforcement System
                              Lease & Services  Agreement  between  NTSI and the
                              Savannah Economic  Development  Authority dated 21
                              October 2004

6.   Falls Church, VA         Traffic Signal Violation  Photo-Monitoring  System
                              Agreement  between NTSI and City of Falls  Church,
                              VA dated16 December 1999 amended by Addendum 1 (11
                              February  2003),  Addendum 2 (5  September  2003),
                              Addendum 3 (8 October  2003),  Addendum 4 (2 March
                              2004)

7.   Frederick, MD            Agreement for Services  between City of Frederick,
                              MD and NTSI  dated 16  December  2004  amended  by
                              First  Amendment  to  Agreement  for  Services (16
                              December 2004)

8.   Fresno, CA               Contract:  Red Traffic Light  Enforcement  Program
                              Proposal No. 8262  between City of Fresno,  CA and
                              NTSI  dated  16  November  2000  amended  by First
                              Amendment to Contract (16 November 2000)

9.   Fullerton, CA            Traffic Signal Violation  Video-Monitoring Systems
                              Services   Agreement  between  NTSI  and  City  of
                              Fullerton,  CA  dated  19  June  2002  amended  by
                              Addendum 1  (31  March  2003)  and  Addendum 2 (31
                              December 2003)

10.  Germantown, TN           Traffic Signal Violation  Video-Monitoring  System
                              Services   Agreement  between  NTSI  and  City  of
                              Germantown, TN dated __ October 2001

11.  Irvine, CA               Traffic Signal Violation  Video-Monitoring  System
                              Services   Agreement  between  NTSI  and  City  of
                              Irvine, CA dated 11 December 2001

            Locale                                  Agreement
            ------                                  ---------

12.  Long Beach, CA           Agreement  between NTSI and City of Long Beach, CA
                              dated 1 December 2004


13.  Montclair, CA            Traffic Signal Violation  Video-Monitoring  System
                              Agreement   between  NTSI  and   Municipality   of
                              Montclair, CA dated 4 September 2001

14.  Pasadena, CA             Traffic Signal Violation  Video-Monitoring  System
                              Services  Agreement  No.  17,712  between NTSI and
                              City of Pasadena, CA dated 24 June 2002

15.  Rancho Cucamonga, CA     Traffic Signal Violation  Photo-Monitoring  System
                              Agreement   between   NTSI   and  City  of  Rancho
                              Cucamonga,  CA  dated  7  March  2001  amended  by
                              Addendum 1 (19 March 2003)

16.  Vienna, VA               Traffic Signal Violation  Video-Monitoring  System
                              Services   Agreement  between  NTSI  and  Town  of
                              Vienna, VA dated 31 October 2002

17.  Davis, CA                Any contract subsequently entered into; currently,
                              no contract exists

18.  Los  Angeles, CA         Any contract subsequently entered into; currently,
                              no contract exists

19.  New Bern, NC             Any contract subsequently entered into; currently,
                              no contract exists

20.  San Bernadino, CA        Any contract subsequently entered into; currently,
                              no contract exists